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                                                                   EXHIBIT 10.11

                               EXCHANGE AGREEMENT

This Exchange Agreement (this "Agreement") dated as of                , 2002, is
entered into among New UnitedGlobalCom, Inc., a Delaware corporation that upon the effectiveness of the Merger described under "Background" below will be renamed UnitedGlobalCom, Inc. ("United"), and each of the individuals indicated as a "Stockholder" on the signature pages hereto (the "Stockholders").

                                   BACKGROUND

As contemplated by the Agreement and Plan of Restructuring and Merger, dated as
of             , 2002 (the "Merger Agreement"), among UnitedGlobalCom, Inc., a
Delaware corporation that upon the effectiveness of the Merger will be renamed UGC Holdings, Inc. ("Old United"), United, United/New United Merger Sub, Inc., a Delaware corporation ("Merger Sub"), Liberty Media Corporation, a Delaware corporation, Liberty Media International, Inc., a Delaware corporation, Liberty Global, Inc., a Delaware corporation, and the Persons indicated as "Founders" on the signature pages thereto, the Stockholders have purchased and are the record and beneficial holders of an aggregate of 1,500 shares of the Series E Preferred Stock, par value $0.01 per share, of Old United (the "Preferred Shares"). In the merger (the "Merger") of Merger Sub with and into Old United contemplated by the Merger Agreement, the Preferred Shares will be converted into an aggregate of 1,500,000 shares of the Class A Common Stock, par value $0.01 per share ("Surviving Entity Class A Stock"), of Old United as the surviving entity in the Merger (the "Surviving Entity"). Pursuant to the terms of the Surviving Entity's Restated Certificate of Incorporation (the "Surviving Entity Charter"), (a) immediately upon any transfer of a share of Surviving Entity Class A Stock to any Person other than a Permitted Transferee who is also a Principal or a Related Party, such share of Surviving Entity Class A Stock shall automatically convert into one share of the Class C Common Stock, par value $0.01 per share ("Surviving Entity Class C Stock"), of the Surviving Entity and (b) immediately upon the occurrence of a Class B Event, each outstanding share of Surviving Entity Class A Stock shall automatically convert into one share of Surviving Entity Class C Stock. The parties hereto desire to set forth the terms upon which the Stockholders may exchange shares of Surviving Entity Class C Stock with United for shares of Class A Stock, par value $0.01 per share ("United Class A Stock"), of United. It is a condition to the consummation of the transactions contemplated by the Merger Agreement, including the Merger, that United and the Stockholders each execute and deliver this Agreement.

                                   AGREEMENT

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Certain Definitions. In this Agreement, the following terms shall have the indicated meanings:

     Affiliate.  As defined in the Stockholders Agreement.

     Agreement.  As defined in the preamble.

     Class B Event. As defined in the Surviving Entity Charter as in effect immediately following the Merger.

     Exchange Rate.  [          ] shares of United Class A Stock (as adjusted
     from time to time to appropriately reflect the effect of any stock splits, reverse splits, stock dividends, combinations and other

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     similar events affecting the shares of United Class A Stock or Surviving
     Entity Class C Stock and occurring after the effective time of the Merger).(1)

     Liberty.  As defined in the Merger Agreement.

     Merger.  As defined under "Background" on the first page of this Agreement.

     Merger Agreement. As defined under "Background" on the first page of this Agreement.

     Merger Sub. As defined under "Background" on the first page of this Agreement.

     Old United. As defined under "Background" on the first page of this Agreement.

     Old United Series E Preferred Stock. The United Series E Preferred Stock, as defined in the Merger Agreement.

     Permitted Transferee.  As defined in the Stockholders Agreement.

     Person. Any individual, corporation, partnership, limited partnership, limited liability company, trust or other legal entity.

     Preferred Shares. As defined under "Background" on the first page of this Agreement.

     Principal. As defined in the Surviving Entity Charter as in effect immediately following the Merger.

     Promissory Note.  As defined in the applicable Subscription Agreement.

     Purchase Price.  As defined in the applicable Subscription Agreement.

     Related Party.  As defined in the Specified Indentures.

     Specified Indentures. The (a) Indenture dated as of February 5, 1998, between the Corporation and Firstar Bank, N.A. (f/k/a Firstar Bank of Minnesota, N.A.) and (b) Indenture dated as of April 29, 1999, between the Corporation and Firstar Bank, N.A., in each case as in effect on May 1, 2001.

     Stockholders.  As defined in the preamble.

     Stockholders Agreement.  The Stockholders Agreement, dated as of
                 , 2002, among United, Liberty Media Corporation, Liberty Global, Inc. and the individuals designated as Founders on the signature pages thereto.

     Subscription Agreement.  As defined in the Merger Agreement.

     Surviving Entity. As defined under "Background" on the first page of this Agreement.

     Surviving Entity Charter. As defined under "Background" on the first page of this Agreement.

     Surviving Entity Class A Stock. As defined under "Background" on the first page of this Agreement.

     Surviving Entity Class C Stock. As defined under "Background" on the first page of this Agreement.

     United.  As defined in the preamble.

     United Class A Stock. As defined under "Background" on the first page of this Agreement.

SECTION 2. Exchange. Subject to the terms and conditions of this Agreement, each Stockholder shall be entitled at any time to cause United to exchange shares of Surviving Entity Class C Stock held by such Stockholder for a number of newly issued shares of United Class A Stock equal to the product of (a) the number of shares of Surviving Entity Class C Stock surrendered for exchange in accordance with this Agreement and (b) the Exchange Rate in effect at the time of such exchange. No Stockholder shall transfer

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(1) The initial Exchange Rate will be equal to 1/1,500,000th of the result
    (rounded to the nearest 1/10,000th of a share) of (A) the quotient of X divided by Y minus (B) X. For purposes of the foregoing, "X" shall be equal to the aggregate number of shares of Old United Class A Stock and Old United Class B Stock outstanding immediately prior to the Closing and "Y" shall be equal to 0.995049505.
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any shares of Surviving Entity Class A Stock or Surviving Entity Class C Stock
to any Person other than a Permitted Transferee who is also a Principal or a Related Party. Notwithstanding anything in the foregoing to the contrary, no Stockholder shall be entitled to cause United to exchange any shares of Surviving Entity Class C Stock held by such Stockholder pursuant to this Agreement if such Stockholder delivered a Promissory Note pursuant to a Subscription Agreement in payment of the Purchase Price of any shares of Old United Series E Preferred Stock, unless such Stockholder's liability under any such Promissory Note has been satisfied in full. If the Stockholder's liability under a Promissory Note is satisfied by means of any transaction or arrangement involving such Stockholder or any Affiliate of such Stockholder becoming indebted to United, such indebtedness (or any substitute or successor arrangement) shall provide for full recourse to the Stockholder or the relevant Affiliate in the event of the nonpayment thereof, shall provide for the payment of interest at a fair market rate and contain other terms and conditions consistent with an arm's length, fair market transaction, all of which terms shall be reasonably acceptable to Liberty. The Stockholder or the relevant Affiliate shall maintain at all times from the incurrence of such indebtedness until such time that such indebtedness is satisfied in full, unencumbered assets in an amount sufficient for the repayment of such indebtedness.

SECTION 3. No Fractional Shares. No fractional shares of United Class A Stock shall be issued upon the exchange of shares of Surviving Entity Class C Stock. If more than one share of Surviving Entity Class C Stock is surrendered for exchange by the same holder at the same time, the number of full shares of United Class A Stock that shall be issuable upon exchange thereof shall be computed on the basis of the aggregate number of shares of Surviving Entity Class C Stock so surrendered for exchange. Any fractional shares of United Class A Stock shall instead be rounded down to the nearest whole share if such fraction is less than 0.5 and rounded up to the nearest whole share if such fraction is equal to or greater than 0.5 and United shall issue in such exchange the appropriate number of full shares of United Class A Stock.

SECTION 4. Procedure for Exchange. A Stockholder desiring to exchange any shares of Surviving Entity Class C Stock pursuant to this Agreement shall surrender the certificate or certificates representing the shares of Surviving Entity Class C Stock to be exchanged, duly endorsed and accompanied by instruments of transfer to the Secretary of United. Upon receipt by the Secretary of the foregoing certificate or certificates and instruments of transfer, United shall cause to be issued to the Stockholder who surrendered such certificate or certificates, or such Stockholder's nominee or nominees, the appropriate number of shares of United Class A Stock and shall issue and deliver to such Stockholder, or such Stockholder's nominee or nominees, a certificate or certificates representing such shares. Any such exchange shall be deemed to have been effected at the close of business on the date such shares are surrendered for exchange in accordance with this Agreement, and the Person or Persons entitled to receive the shares of United Class A Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of United Class A Stock on that date. A number of shares of United Class A Stock equal to the sum of (a) the number of shares issuable upon exchange of shares of Surviving Entity Class C Stock held by Stockholders from time to time plus (b) the number of shares issuable upon exchange of shares of Surviving Entity Class C Stock issuable upon conversion of shares of Surviving Entity Class A Stock outstanding from time to time shall be set aside and reserved for issuance upon such exchange.

SECTION 5. Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

SECTION 6. Applicable Law, Jurisdiction. This Agreement shall be governed by Colorado law without regard to conflicts of law rules. The parties hereby irrevocably submit to the exclusive jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. The undersigned further waive any objection to venue in such state and any objection to any action or proceeding in such state on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO

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TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

SECTION 7. Remedies. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 8. Headings. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

SECTION 9. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

SECTION 10. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their permitted successors and assigns any benefits, rights or remedies; provided that, Liberty is an intended beneficiary of the provisions set forth in the antepenultimate, penultimate and final sentences of Section 2, and each of the parties hereto acknowledges and agrees that Liberty would be irreparably harmed by any breach of such provisions, and could not be made whole by monetary damages. Accordingly, Liberty, in addition to any other remedy to which it may be entitled at law or in equity as an intended beneficiary of such provisions, shall be entitled to compel specific performance of such provisions. Neither this Agreement nor the rights or obligations of any party may be assigned or delegated by operation of law or otherwise without the prior written consent of each of the parties hereto; provided that, any Person that is a Permitted Transferee who is also a Principal or a Related Party and who is the transferee of any shares of Surviving Entity Class A Stock or Surviving Entity Class C Stock shall, in connection with such transfer, execute a counterpart of this Agreement and thereupon become a party to and subject to the terms of this Agreement as a "Stockholder."

SECTION 11. Severability. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

SECTION 12. Interpretation. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular section hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "Section" or another subdivision are to a section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date.

SECTION 13. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 14. Waivers and Amendments. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by all of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          NEW UNITEDGLOBALCOM, INC.,
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          [STOCKHOLDERS]

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